Exhibit 99.1

Beneficient Announces First Collateral Management Services Engagement

DALLAS, June 25, 2026 (GLOBE NEWSWIRE) — Beneficient (NASDAQ: BENF) (together with its subsidiaries, the “Company” or “Beneficient”), a technology-enabled platform providing exit opportunities and primary capital solutions and related trust and custody services to holders of alternative assets today announced that it has entered into its first engagement to provide collateral management services for a third party Texas state-chartered bank in connection with a secured lending transaction.

Under the engagement, the Company will provide ongoing collateral monitoring and reporting services with respect to a portfolio of professionally managed alternative assets pledged as collateral for a credit facility. The engagement is expected to generate recurring annual fee revenue for the Company for the duration of the engagement and represents the first commercial deployment of Beneficient’s collateral management services offering. The Company believes this engagement demonstrates the applicability of its alternative asset expertise and reporting capabilities to a broader range of financial institution customers and lending transactions.

“This engagement represents an important milestone for the Company,” said James G. Silk, Chief Executive Officer. “We believe this engagement validates our ability to address a growing need among lenders seeking independent reporting and monitoring solutions for complex alternative asset-backed financing transactions. Importantly, it also establishes a recurring annual revenue relationship with a regulated financial institution and serves as a meaningful proof point for a service offering that we believe can ultimately become an increasingly valuable component of our broader platform.”

Silk continued, “As alternative assets continue to represent an increasing share of institutional and private wealth portfolios, we believe more asset holders will seek financing solutions backed by those assets. At the same time, lenders require specialized expertise, reporting and ongoing collateral monitoring to prudently serve this growing market. We believe Beneficient is uniquely positioned to provide those capabilities by helping lenders gain greater visibility into alternative asset collateral while facilitating additional financing opportunities for asset holders.”

The Company’s collateral monitoring and reporting services include the following features:

●	Portfolio Overview and Diversification
●	Concentration Risk Analysis
●	Cash Activity Analysis
●	Collateral Pricing Analytics
●	Risk Premium Decomposition

The Company intends to leverage this initial engagement as a reference relationship as it pursues additional collateral management opportunities with banks, financial institutions and other lenders.

About Beneficient

Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors − mid-to-high net worth individuals, small-to-midsized institutions and General Partners seeking exit options, anchor commitments and preferred liquidity services for their funds− with solutions that could help them unlock the value in their alternative assets.

Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.

For more information, visit www.trustben.com or follow us on LinkedIn.

Contacts

Matt Kreps: 214-597-8200, mkreps@darrowir.com

Michael Wetherington: 214-284-1199, mwetherington@darrowir.com

Investor Relations: investors@beneficient.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding potential business opportunities, future growth, market demand, potential expansion of the Company’s collateral management services to other customers, the expectation of revenue from the Company’s collateral management services, and the anticipated benefits of the Company’s collateral management services. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, among others, the risk that the engagement does not generate the expected revenue or is terminated; the risk that the Company’s collateral management services do not perform as expected; the risk that the Company is unable to expand its collateral management services; and the other risks, uncertainties, and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q, and the risks and uncertainties contained in the Company’s Current Reports on Form 8-K.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.